AMENDMENT NUMBER ONE
to the Interim Servicing and Servicing Rights Purchase Agreement
dated as of February 1, 2004
by and among
DB STRUCTURED PRODUCTS, INC.,
OCWEN FINANCIAL CORPORATION
and
OCWEN FEDERAL BANK FSB

This AMENDMENT NUMBER ONE is made this 30th day of June, 2004, by and among DB STRUCTURED PRODUCTS, INC., a branch of a foreign bank (the “Owner”), having an office at 60 Wall Street, New York, New York 10005, OCWEN FINANCIAL CORPORATION, a Florida corporation (“OFC”), having an office at The Forum, 1675 Palm Beach Lakes Boulevard, West Palm Beach, FL 33401, and OCWEN FEDERAL BANK FSB, a federally chartered savings bank (the “Servicer”), having an office at The Forum, 1675 Palm Beach Lakes Boulevard, West Palm Beach, FL 33401, to the Interim Servicing and Servicing Rights Purchase Agreement, dated as of February 1, 2004, by and among the Owner, OFC and the Servicer (the “Agreement”).

RECITALS

WHEREAS, the Owner, OFC and the Servicer desire to amend the Agreement, subject to the terms hereof, to modify the Agreement as specified herein; and

WHEREAS, the Owner, OFC and the Servicer each have agreed to execute and deliver this Amendment Number One on the terms and conditions set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.  Amendment.

(a)

Effective as of June 30, 2004, the first sentence of Section 5.14 of the Agreement is hereby modified by deleting the sentence in its entirety and replacing it with the following:

In the event that title to a Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued in the name of REO Properties Corporation or the party (other than the Servicer), designated by the Owner, as nominee on behalf of the Owner.

SECTION 2.  Defined Terms.  Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Agreement.

SECTION 3.  Limited Effect.  Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms.  Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

SECTION 5.  Governing Law.  This Amendment Number One shall be construed in accordance with the laws of the State of New York and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflict of laws doctrine applied in such state.

SECTION 6.  Counterparts.  This Amendment Number One may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

[signature page to follow]

IN WITNESS WHEREOF, the Owner, OFC and the Servicer have caused this Amendment Number One to be executed and delivered by their duly authorized officers as of the day and year first above written.

DB STRUCTURED PRODUCTS, INC.

By:____________________________
Name:__________________________
Title:___________________________

By:____________________________
Name:__________________________
Title:___________________________

OCWEN FINANCIAL CORPORATION

By:____________________________
Name:__________________________
Title:___________________________

OCWEN FEDERAL BANK FSB

By:____________________________
Name:__________________________
Title:___________________________